Exhibit 10.1

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY APPLICABLE STATE LAWS. THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR FOR SALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE ACT. THIS NOTE MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER THE PROVISIONS OF THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

PROMISSORY NOTE

$3,000,000	May 18, 2005

FOR VALUE RECEIVED, ONI Medical Systems, Inc., a Delaware corporation (the “Maker”), promises to pay to the order of Novoste Corporation, a Florida corporation, or assigns (the “Holder”), at 301 Ballardvale Street, Wilmington, Massachusetts 01887, or at such other place as the Holder of this Note may from time to time designate, the principal amount of Three Million Dollars ($3,000,000), together with interest accrued on such principal amount, from the date hereof until paid in full, at the rate of eight percent (8%) per annum. The entire outstanding principal amount of this Note, together with all accrued and unpaid interest thereon, shall be due and payable in full on November 18, 2006.

The outstanding principal amount of this Note may be prepaid from time to time without premium or penalty. Each prepayment shall be applied first to the payment of all interest and other amounts accrued hereunder on the date of such prepayment, and the balance of such prepayment shall be applied to the principal amount hereof.

All payments hereunder shall be made in lawful money of the United States of America, without offset.

The occurrence of any one or more of the following events shall constitute an event of default (“Event of Default”) hereunder: (a) Maker shall fail to pay in full, when due, any principal, interest or any other amount due under this Note; or (b) that certain Agreement and Plan of Merger, dated the date hereof, by and among Novoste Corporation, ONIA Acquisition Corp. and Maker (the “Merger Agreement”), is terminated by Novoste Corporation pursuant to Section 9.1(h) thereof, or by Maker pursuant to Section 9.1(j) thereof; or (c) Maker shall at any time breach any term, covenant or agreement contained in this Note or in the

Warrant (as defined in the Merger Agreement), and such breach is not cured within thirty (30) days after Maker receives written notice to that effect; or (d) a decree or order for relief of Maker shall be entered by a court of competent jurisdiction in any involuntary case involving Maker under any bankruptcy, insolvency, or similar law now or hereafter in effect, or a receiver, liquidator, or other similar agent for Maker or for any substantial part of Maker’s assets or property shall be appointed, or the winding up or liquidation of Maker’s affairs shall be ordered; or (e) Maker shall commence a voluntary case under any bankruptcy, insolvency, or similar law now or hereafter in effect, or Maker shall consent to the entry of a decree or order for relief in an involuntary case under any such law or to the appointment of or taking possession by a receiver, liquidator or other similar agent for Maker or for any substantial part of Maker’s assets or property, or Maker shall make any general assignment for the benefit of creditors, or Maker shall fail generally to pay its debts as such debts come due.

Upon the occurrence of any Event of Default hereunder, the entire outstanding principal amount hereof, and all accrued and unpaid interest thereon, and any other amounts due hereunder, shall be accelerated, and shall be immediately due and payable, at the option of the Holder, without demand or notice, and in addition thereto, and not in substitution therefor, the Holder shall be entitled to exercise any one or more of the rights and remedies provided by applicable law. Failure to exercise such option or to pursue such other rights and remedies shall not constitute a waiver of such option or such other rights and remedies or of the right to exercise any of the same in the event of any subsequent Event of Default.

In the event that the principal amount hereof, any interest or any other sum due hereunder is not paid when due and payable, the entire unpaid principal amount hereof and all accrued interest thereon shall, from the date when the applicable payment was due and payable until the date of payment in full thereof, bear interest at the rate of ten percent (10%) per annum, which rate, if applicable, shall commence, without notice, immediately upon the date when the applicable payment was due and payable.

The Maker promises to pay all costs and expenses (including without limitation attorneys’ fees and disbursements), incurred in connection with the collection and enforcement hereof, and to perform each and every covenant or agreement to be performed by the Maker under this Note.

Any payment on this Note coming due on a Saturday, a Sunday, or a day which is a legal holiday in the place at which a payment is to be made hereunder shall be made on the next succeeding day which is a business day in such place, and any such extension of the time of payment shall be included in the computation of interest hereunder.

The Maker hereby waives presentment, protest, demand, notice of dishonor, and all other notices, and all defenses and pleas on the grounds of any extension or extensions of the time of payments or the due dates of this Note, in whole or in part, before or after maturity, with or without notice. No renewal or extension of this Note, no release or surrender of any collateral given as security for this Note, and no delay in enforcement of this Note or in exercising any right or remedy hereunder, shall affect the liability of the Maker. The pleading of any statute of limitations as a defense to any demand against the Maker is expressly waived.

No single or partial exercise by the Holder of any right or remedy hereunder or under any other agreement pertaining hereto shall preclude any other or further exercise thereof or the exercise of any other rights or remedies. No delay or omission on the part of the Holder in exercising any right or remedy hereunder shall operate as a waiver of such right or remedy or of any other right or remedy under this Note.

Neither this Note nor any interest herein may be transferred, assigned, pledged or in any other way disposed of prior to the termination, if at all, of the Merger Agreement.

Whenever used herein, the words “Maker” and “Holder” shall be deemed to include their respective successors and assigns.

This Note shall be governed by and construed under and in accordance with the laws of the State of Delaware (but not including the choice of law rules thereof).

*    *    *

IN WITNESS WHEREOF, the undersigned has caused this Note to be duly executed on its behalf as of the day and year first hereinabove set forth.

ONI MEDICAL SYSTEMS, INC.

By:	/s/ Robert L. Kwolyk
Name:	Robert L. Kwolyk
Title:	President and Chief Executive Officer

4